Exhibit 1.01
West Pharmaceutical Services, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2025

Company Overview
This Conflict Minerals Report (the “Report”) of West Pharmaceutical Services, Inc. (the “Company” or “West”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2025 to December 31, 2025. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “3TGs,” are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives (tantalum, tin and tungsten). The “Covered Countries” for purpose of the Rule are the Democratic Republic of the Congo or an adjoining country (the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola). Unless the context indicates otherwise, “West,” “we,” “us,” “its” and “our” refer to West Pharmaceutical Services, Inc. and its subsidiaries.
West Pharmaceutical Services, Inc. is a leading global manufacturer in the design and production of technologically advanced, high-quality, integrated containment and delivery systems for injectable drugs and healthcare products. Our products include a variety of primary proprietary packaging, containment solutions, reconstitution and transfer systems, and drug delivery systems, as well as contract manufacturing, analytical lab services and integrated solutions.
Supply Chain
This Report relates to products: (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2025. These products, which are referred to in this Report as the “Covered Products,” consist of those in our SmartDose ® On-Body Delivery System, which is designed for controlled, subcutaneous delivery of high-volume drugs with a range of viscosities. Our Covered Products contains electronic circuitry in the form of a printed circuit board assembly (“PCBA”) and a motor. West uses a contract manufacturer to produce the PCBA and an outside supplier for the motor.
In 2025, consistent with previous years, we determined that the only 3TGs that West sourced were columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives (tantalum, tin and tungsten), which are necessary to the functionality or production of the Covered Products. Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of 3TGs. We do not purchase the 3TGs directly from mines, smelters or refiners. As a downstream company, West purchases the materials and components for the Covered Products from third parties. We do not have direct relationships with smelters or refiners that produce the 3TGs within our supply chain and do not control any mineral reserves. Thus, any 3TGs that are potentially present in any of our products would have originated solely from our purchases from third parties.
Conflict Minerals Program
West is committed to working within our global supply chain to help ensure compliance with the Rule. In 2025, we continued to develop our conflict minerals compliance program (“Program”) and follow the framework established by the Organization for Economic Cooperation and Development (“OECD”) as tailored for downstream companies.
Our Program endeavors to identify whether the 3TGs in our Covered Products originated in a Covered Country, the Democratic Republic of the Congo or an adjoining country (the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola) (each, a “Covered Country,” and collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products were from recycled or scrap sources. The Company relies on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.
In 2025, our Conflict Minerals Steering Committee (“Steering Committee”), consisting of members of our Strategic Sourcing, Legal, Finance, Global Supply Chain, Supplier Quality, Regulatory Affairs, Research and Development and Compliance groups, oversaw our due diligence process for determining the origination of the 3TGs in the Covered Products. We maintained the resources dedicated to our due diligence efforts and further disseminated our refreshed Business Partner Code of Conduct, which includes West’s position statement related to Conflict Minerals, and continued to include language related to conflict minerals in new supply agreements and questionnaires. West’s Business Partner Code of Conduct is a public document available on our website and does not constitute part of this document. We continued our efforts within the Covered Products’ supply chain to enhance the quality of the data provided to us.
Our Program is implemented by our Strategic Sourcing, Global Supply Chain and Regulatory Affairs groups, and our senior management is informed periodically of the progress.

Description of West’s Reasonable Country of Origin Inquiry
Once we determined that the only products for which West sourced 3TGs that are necessary to functionality or production are those included in the Covered Products, we conducted a reasonable country of origin inquiry (“RCOI”) regarding 3TGs. West believes this inquiry was reasonably designed to determine in good faith whether any of the 3TGs in the Covered Products originated in the Covered Countries or were from recycled or scrap sources.
In conducting our RCOI for 2025, we first performed a supply chain survey of the direct suppliers and indirect suppliers of the Covered Products’ components to obtain information on the origin of 3TGs contained in the materials supplied to us. The supply chain survey for 2025 was administered by our Regulatory Affairs team. The survey requested general disclosures, the identification of any 3TGs contained in the supplier’s products and the origin of those minerals by employing the template developed by the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (“CMRT”). Although 100% of suppliers still in operation responded to our survey, not all the information requested was provided to allow West to determine whether the components purchased in 2025 contain 3TGs sourced from the Covered Countries. As appropriate and in good faith, we followed up directly with suppliers to obtain additional information. All direct and indirect suppliers have responded and the responses received were deemed sufficient.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products and the facilities’ Smelters or Refiners (“SORs”) in which they were processed. Our due diligence measures were designed to conform in all material respects with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for 3TGs.
As part of this due diligence, we utilize established management systems to identify and reduce risk in our supply chain regarding conflict minerals. Our management systems include communication with and education of our suppliers, improved tracking mechanisms and increased employee instruction to raise awareness of our position on conflict minerals. These efforts help ensure the supply chain survey reaches all relevant suppliers and we received adequate responses. We evaluated the responses against criteria designed to identify those suppliers that warrant further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier sources materials from the open market, was U.S. publicly held and the size of the supplier’s business. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, whose responses required additional information and received satisfactory responses.
As a downstream purchaser of 3TGs, or components containing 3TGs, our diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of such materials. Our diligence processes are dependent on obtaining data from our direct and indirect suppliers who are themselves seeking similar information within their supply chains to identify the original sources of 3TGs. We also rely, to a large extent, on information collected and provided by third parties. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.
Conclusion
Our SmartDose ® On-Body Delivery System is subject to the reporting obligations of the Rule. After conducting a good faith RCOI and due diligence, we have concluded that, the Covered Products contains 3TGs that are necessary to their functionality or production, and based on the information provided to us by our suppliers related to most of the possible smelters in our supply chain, we have concluded that either (a) (i) the sources of the 3TGs contained in the Covered Products are certified conformant by RMI through its Responsible Minerals Assurance Process (“RMAP”) or (ii) are actively seeking conformance by RMAP, or (b) the 3TGs contained in the Covered Products are not sourced from the Covered Countries.
The RMAP implements a risk-based audit program to verify that smelter and refinery efforts are demonstrating due diligence capable of producing responsibly sourced products. The audit program confirms that the smelter facility has participated in procedures that illustrate responsible purchasing and company management processes. All smelters provided by our suppliers have been identified, however, not all suppliers identified 100% of smelters in their supply chain nor have they all provided product specific CMRTs to allow West to determine whether the components purchased contain the 3TGs that are sourced from the Covered Countries.
West surveyed all direct and indirect suppliers of the components of our Covered Products and obtained adequate information from all suppliers. In total, the suppliers identified 251 smelters as possible sources for the 3TGs contained in our Covered Products. West conducted due diligence on these smelters to determine whether they are conformant under the RMAP assessment protocols of the RMI (“RMAP Conformant”) or actively seeking conformance. Smelters are considered actively seeking conformance if they have committed to undergo the RMAP audit. Of the 251, West identified 213 as RMAP Conformant and an additional 3 that are reported by RMI as actively seeking conformance.

West conducted additional due diligence on the remaining 35 smelters and determined that none were located in a Covered Country. Although the 35 smelters are not currently certified by a third party, 27 were listed as conformant during 2025, 5 were listed as active during 2025, and 3 that did not provide RMAP conformance certification.

Table 1 below represents, by mineral, the total number of SORs identified and the percentage that are RMAP conformant or are actively seeking RMAP conformance. See Appendix 1 for a list of these SORs by name.

Table 1. Smelters or Refiners RMAP conformant or are actively seeking RMAP conformance

Gold	94 of 101 (93.07%)
Tantalum	35 of 35 (100.00%)
Tin	55 of 80 (68.75%)
Tungsten	32 of 35 (91.43%)
Total	216 of 251 (86.06%)
Risk Mitigation
Since December 31, 2024, West has taken the following steps to help mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:
•Our direct and indirect materials supplier screening process continued the collection of information regarding 3TGs from potential new and current suppliers of products or components. As part of this process, we continued to provide information and clarity to suppliers where necessary to enhance their understanding and responses.
•We invested more time and resources in our process, and the Steering Committee continued to meet regularly to: (i) ensure the management systems are adequate; (ii) review the status of the RCOI and due diligence process; (iii) discuss what actions West should take to help mitigate risk; and (iv) report the status of West’s Conflict Minerals program to senior management periodically.
•We continued to educate our direct suppliers on the importance of the RCOI process and our Company’s expectations through direct communication. We further refined our direct supplier surveys and due diligence with a comprehensive escalation process that resulted in a 100% supplier survey response rate of those suppliers that are still operating. These efforts help ensure the supply chain survey reached all relevant suppliers and supplier’s responses were received. We evaluated the responses against criteria designed to identify those suppliers that warranted further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier sources materials from the open market, was a U.S. publicly-held company, and the size of the supplier’s business. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, whose answers required us to obtain additional information. We have also followed up with all suppliers who indicated they may source 3TG material in efforts to further educate them regarding West's position on conflict minerals.
•We maintained direct avenues of communication and access to our Integrity Helpline on our external website so individuals can raise matters of concern about how we are conducting our business (www.west-helpline.com or 1-833-761-7734). In addition to the Helpline, we provide a direct email address through which suppliers and others may direct questions to our Steering Committee about our Program.

APPENDIX 1
Smelters or Refiners RMAP conformant or are actively seeking RMAP conformance1

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineracăo	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co. Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Glencore Canada Corporation – CCR Refinery	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Corporation – The Perth Mint	AUSTRALIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	Impala Platinum – Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Platinum – Rustenburg Smelter	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Advanced Metals Corporation	JAPAN
1 This list includes SORs that are RMAP Conformant or actively seeking RMAP conformance. SORs actively seeking conformance are designated with an asterisk (*).

Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals- EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineraco Taboca S.A.	BRAZIL
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA